                                                                    Exhibit 10.4

                                      LEASE

                       THE QUADRANT CORPORATION, LANDLORD

                      FINANCIAL PACIFIC CORPORATION, TENANT

                               DATED JULY 20, 1998

                                      LEASE

                                TABLE OF CONTENTS

                                                                                                              Page
1.        Basic Lease Terms.................................................................................
1A.       Special Lease Terms...............................................................................
2.        Premises..........................................................................................
3.        Term..............................................................................................
          3.1        Commerce...............................................................................
          3.2        Expire.................................................................................
4.        Tenant Improvements; Early Possession; Delayed Delivery of Possession.............................
          4.1        Tenant Improvements....................................................................
          4.2        Early Occupancy........................................................................
          4.3        Landlord Delay.........................................................................
          4.4        Tenant Delay...........................................................................
5.        Rent..............................................................................................
          5.1        Rent...................................................................................
          5.3        Manner of Payment......................................................................
          5.3        Rent Commencement......................................................................
6.        Prepaid Rent and Security Deposit.................................................................
          6.1        Deposit................................................................................
          6.2        Use of Deposit to Cure.................................................................
          6.3        Return of Security Deposit.............................................................
          6.4        Treatment as Security Deposit..........................................................
          6.5        Landlord's Obligation Regarding Deposit................................................
7.        Use of Premises...................................................................................
          7.1        Use....................................................................................
          7.2        Prohibited Uses........................................................................
          7.3        No Nuisance............................................................................
          7.4        Landlord Liability.....................................................................
          7.5        Telecommunications Providers...........................................................
8.        Additional Rent for Operating Expenses............................................................
          8.1        Tenant Payment.........................................................................
          8.2        Tenant's Share.........................................................................
          8.3        Definition of Operating Expenses.......................................................
          8.4        Determination of Operating Expenses....................................................
          8.5        Reconciliation.........................................................................
          8.6        Upon Lease Termination.................................................................
          8.7        Landlord's Rights......................................................................
9.        Premises Maintenance and Repair Responsibility....................................................
          9.1        Premises Maintenance Obligations.......................................................
          9.2        Tenant's HVAC System...................................................................
          9.3        No Obligation for Alteration...........................................................
          9.4        Structural Maintenance Obligations.....................................................
          9.5        Tenant Waiver..........................................................................
10.       Common Areas......................................................................................
          10.1       Maintenance............................................................................
          10.2       Definition of Common Areas.............................................................
11.       Utilities and Services............................................................................
          11.1       Furnishing of Utilities................................................................
          11.2       Additional Services....................................................................
          11.3       After Hours............................................................................

          11.4       Separate Meters........................................................................
          11.5       Failure................................................................................
12.       Limits on Landlord's Liability....................................................................
          12.1       Circumstances Beyond Control...........................................................
          12.2       Unreasonable Failure...................................................................
          12.3       Tenant Caused..........................................................................
          12.4       No Abatement of Rent...................................................................
          12.5       No Interference........................................................................
13.       Alterations and Additions by Tenant...............................................................
          13.1       Alterations and Additions by Tenant....................................................
          13.2       Liens and Insolvency...................................................................
14.       Insurance; Indemnity..............................................................................
          14.1       Tenant Waiver..........................................................................
          14.2       Indemnity..............................................................................
          14.3       Landlord's Responsibility..............................................................
          14.4       Tenant's Insurance.....................................................................
          14.5       Policies...............................................................................
          14.6       Landlord's Insurance...................................................................
          14.7       Proceeds...............................................................................
          14.8       Waiver of Subrogation..................................................................
          14.9       Notification of Accidents..............................................................
15.       Destruction.......................................................................................
          15.1       Election to Restore....................................................................
          15.2       Rent Abatement.........................................................................
          15.3       Repairs to Tenant Installations........................................................
          15.4       No Compensation........................................................................
16.       Condemnation......................................................................................
          16.1       Termination of Lease...................................................................
          16.2       Election of Termination................................................................
          16.3       Reduction of Rent......................................................................
          16.4       Award..................................................................................
          16.5       Landlord Authority.....................................................................
17.       Assignment and Subletting.........................................................................
          17.1       Landlord Consent Required..............................................................
          17.2       Deemed Assignment......................................................................
          17.3       Recapture..............................................................................
          17.3       Costs..................................................................................
          17.5       Assignment with Bankruptcy.............................................................
          17.6       Sale...................................................................................
          17.7       Binding................................................................................
18.       Default...........................................................................................
          18.1       Definition of Default..................................................................
          18.2       Tenant Notification....................................................................
          18.3       Landlord Default.......................................................................
          18.4       Rental Concession......................................................................
19.       Remedies in Default...............................................................................
          19.1       Landlord Remedies......................................................................
          19.2       Tenant Payment of Costs................................................................
          19.3       Termination............................................................................
          19.4       No Termination.........................................................................
          19.5       Landlord Election to Make Tenant Advances..............................................
20.       Access............................................................................................
21.       Surrender of Premises; Hold-Over Tenancy..........................................................
          21.1       Surrender of Premises..................................................................

          21.2       Hold-Over Tenancy......................................................................
22.       Compliance with Laws..............................................................................
23.       Rules and Regulations.............................................................................
24.       Parking...........................................................................................
25.       Estoppel Certificates.............................................................................
26.       Subordination.....................................................................................
27.       Removal of Property...............................................................................
28.       Personal Property Taxes...........................................................................
29.       Notices...........................................................................................
30.       Condition of Premises.............................................................................
31.       Hazardous Substances..............................................................................
          31.1.      Tenant's Obligations...................................................................
          31.2       Tenant Indemnity.......................................................................
          31.3       Landlord Inspection....................................................................
          31.4       Survival...............................................................................
32.       Signs.............................................................................................
33.       General Provisions................................................................................
          33.1       Attorneys' Fees........................................................................
          33.2       Governing Law; Venue...................................................................
          33.3.      Cumulative Remedies....................................................................
          33.4       Exhibits; Addenda......................................................................
          33.5       Interpretation.........................................................................
          33.6       Joint Obligation.......................................................................
          33.7       Keys...................................................................................
          33.8       Late Charges; Interest.................................................................
          33.9       Light, Air, and View...................................................................
          33.10      Measurements...........................................................................
          33.11      Name...................................................................................
          33.12      Prior Agreements; Amendments...........................................................
          33.13      Recordation............................................................................
          33.14      Liability..............................................................................
          33.15      Severability...........................................................................
          33.16      Time...................................................................................
          33.17      Waiver.................................................................................
          33.18      No Waste...............................................................................
          33.19      Force Majeure..........................................................................
          33.20      Quiet Enjoyment........................................................................
          33.21      Building Planning......................................................................
34.       Authority of Tenant...............................................................................
          34.1       Tenant as Corporation..................................................................
          34.2       Tenant as Partnership or LLC...........................................................
35.       Financial Statements..............................................................................
36.       Commissions.......................................................................................

LEASE

LEASE dated July __, 1998, between THE QUADRANT CORPORATION, a Washington corporation ("Landlord"), and FINANCIAL PACIFIC CORPORATION, a Washington corporation, ("Tenant").

1. Basic Lease Terms. This Section sets forth certain basic terms of this Lease for reference purposes. This section is to be read in conjunction with the other provisions of this Lease; provided, however, to the extent of any inconsistency between this Section and the other provisions of this Lease, this Section shall control.

LEASED PREMISES (SEE SECTION 2)                                            TERM (SEE SECTION 3)
Business Park               East Campus                                    Commencement Date           August 1, 1999
                            Corporate Park Building                        Rent Commencement Date      August 1, 1999
Name                        East Campus                                    Expiration Date             July 31, 2009
                            Corporate Park VI                              Length of Term              120 Months
                                                                           Extension Options           Two consecutive
Address                     ______________________                                                     5-year option
                            Federal Way, Washington                                                    (See Section 1A.3)

Rentable Sq. Ft.            50,000 RSF                                     PERMITTED USE (See Section 7)

RENT; PREPAID RENT; SECURITY DEPOSIT                                       General business and office use, including but not
(See Sections 5 and 6)                                                     limited to conference and computer facilities, employee
                                                                           and visitor cafeteria and dining areas (including
                                                                           related kitchen facilities)
           Base Monthly Rent
           Mos. 1-36        $56,000/Mo. NNN                                OPERATING EXPENSES (See Section 8)
                            ($13.44 RSF/year NNN)
           Mos. 37-60       $61,042/Mo. NNN                                Tenant's Share              Estimated to be 43.6%
                            ($14.65/RSF/year NNN)                                                     (Based on estimated
                                                                                                       Building size of 114,800
           Mos. 61-84       Base Monthly Rent shall be increased by                                    RSF)
                            CPI Increase, if any (See Section 1A.1)
                                                                           Additional Rent             Estimated to be $21,185/mo.
           Mos. 85-120      Base Monthly Rent shall be increased by                                    (Approx. $5.25/RSF/Year)
                            CPI Increase, if any (See Section 1A.1)
                                                                           Parking (See Section 24)    230 Parking Stalls
           The Base Monthly Rent for Mos. 1-28 may by
           subject to rent abatement for the Space Pockets                 Brokers (See Section 36)
           per Section 1A.2 at a rate of $1312/RSF/Mo NNN
                                                                           For Tenant                 Kidder Matthews & Segner, Inc.
Prepaid Rent                $,67,200
                                                                           For Landlord                None
Security Deposit            None


ADDRESSES FOR NOTICES (SEE SECTION 29)

Landlord:
The Quadrant Corporation
Quadrant Plaza, Suite 500
NE 8th Street at 112th Ave. NE
Bellevue, WA  98004
Tel: 425-455-2900
Fax: 425-646-8300
Attn: Commercial Division - Susan Heikkala

Tenant:

Prior to Commencement Date

Financial Pacific Corporation
3901 S. Fife Street
Tacoma, WA 98409
Attn: Dale A. Winter ____________________
Tel:  (253) 474-5000 ____________________
Fax: (253) 474-4444  ____________________

After the Commencement Date

Financial Pacific Corporation
____________________________
Federal Way, Washington ________________

Attn: Dale A. Winter ___________________
Tel:____________________________________
Fax:____________________________________

BUILDING BUSINESS HOURS (See Section 11.1)

Mondays through Fridays: 6:00 a.m. - 6:00 p.m.
Saturdays: 8:00 a.m. - 12:00 noon

Excluding all nationally-recognized holidays.

1A. Special Lease Terms. The following additional Lease terms shall apply. To the extent of any inconsistency between this Section 1A and the other provisions of this Lease, this Section 1A shall control.

         1A.1     CPI Adjusted Rent.

                  1A.1.1 Adjustment of Base Monthly Rent. Base Monthly Rent for Months 61 through 84, inclusive, shall be equal to the Base Monthly Rent for Month 60 plus a percentage increase equal to the cumulative, compounded percentage increase, if any, in the Consumer Price Index, as defined below (the "CPI") between the beginning of Month 37 and Month 60. Base Monthly Rent for Month 85 through the last month of the original Term, inclusive, shall be equal to the Base Monthly Rent for Month 84 plus a percentage increase equal to the cumulative, compounded percentage increase, if any, in the Consumer Price Index, as defined below (the "CPI") between the beginning of Month 61 and Month 84. "CPI" shall mean the Consumer Price Index, All Items, 1982-84=100 for All Urban Consumers (CPI-U) Seattle-Tacoma-Bremerton, as published by the Bureau of Labor Statistics of the Untied States Department of Labor, or, in the event such index is no longer published, a successor or substitute index using factors most comparable to such index, appropriately adjusted, as reasonably determined by Landlord. The CPI in effect on the beginning of a Month shall be the CPI published as of the most recent earlier publication date; provided, however, if the most recent earlier publication date is more than three months earlier, it shall be the CPI most recently published after the beginning of such Month, whereupon the increased Base Monthly Rent shall be determined retroactively to such Month. Until such determination, Tenant shall pay Base Monthly Rent equal to the Base Monthly Rent for the Month immediately preceding such Month; and upon such determination Tenant shall pay an resulting deficiency to Landlord within three business days of Landlord's request.

                  1A.1.2 Example. Assuming that the Base Monthly Rent as of Month 60 were $61,042 and the percentage increase in the CPI from the first day of Month 37 to the last day of Month 48 were 3% and the percentage increase in the CPI from the first day of Month 49 to the last day of Month 60 were 2%, then the cumulative, compounded percentage increase in the CPI between the beginning of Month 37 and Month 60 would be 5.06%, and the Base Monthly Rent for Month 61 through Month 84 would be $61,042 plus $3,089 (5.06% of $61,042) or
                           $64, 13

         1A.2 Space Pockets. Form the Commencement Date through October 31, 2000, Base Monthly Rent shall be abated at the rate of $1.12/RSF/Mo with respect to up to 20,000 RSF of contiguous space in the Premises, which space shall be designated by Tenant to Landlord in writing by no later than September 30, 1998 (the "Space Pockets"). From November 1, 2000 through October 31, 2001, Base Monthly Rent shall be abated at the rate of $1.12/RSF/Mo with respect to the remaining 10,000 RSF of the Space Pockets. The Space Pockets shall be clearly marked and identified in the Premises by Tenant in a matter satisfactory to Landlord to ensure that such areas will not be used or occupied by Tenant's officers and employees without first notifying Landlord of Tenant's decision to take early occupancy of such Space Pockets and to commence paying Base Monthly Rent thereon. The abatement of Base Monthly Rent for Space Pockets as provided herein shall only apply if, and only if, such Space Pockets are not occupied or used by Tenant. Tenant may enter into the Space Pockets for purposes of installing fixtures and otherwise preparing the Space Pockets for use and occupancy by Tenant and such installation and preparatory work shall not be considered use or occupancy of the Space Pockets by Tenant. Tenant shall not use or occupy the Space Pockets (including without limitation for storage or for placement of employees or office machines and equipment) prior to the applicable November 1 dates, unless Tenant provides Landlord with at least fifteen (15) days' advance written notice of its intent to take early occupancy of some of the Space Pockets or all of the Space Pockets. In either case Base Monthly Rent shall commence with respect to such Space Pockets upon occupancy be Tenant based upon the RSF of Space Pockets occupied. If Tenant occupies some or all of the Space Pockets without first providing Landlord with the required fifteen (15) days' advance written notice, Tenant shall be deemed to have occupied the entire Space Pockets as of the commencement of Month 1 of the Term and Base Monthly Rent for the Space Pockets shall be deemed to have commenced as of that same date. Under all circumstances, regardless of Tenant's occupancy, Base Monthly Rent with respect to 10,000 RSF of the Space Pocket shall commence November 1, 2000 and with respect to the remaining balance of the Space Pockets shall commence November 1, 2001. Notwithstanding the abatement of Base Monthly Rent, Tenant shall be responsible for payment of all Additional Rent attributable to the Space Pockets commencing with Month 1 of the Term. Landlord may enter the Premises from to time without advance notice to Tenant for the purpose of monitoring Tenet's compliance with the requirement of this Section 1A.2.

         1A.3     Options to Extend Term.

                  1A.3.1 Tenant shall have two successive options to extend the Term of this Lease for an additional five (5) years each. Each such option may be exercised by Tenant only by written notice of exercise to Landlord no earlier that fifteen (15) months and no later than nine(9) months prior to the expiration of the then-effective Term.

                  1A.3.2 Upon such exercise, the parties shall be obligated under all the terms and conditions of this Lease through the extended Term, except that the Base Monthly Rent during the applicable extension of the Term shall be equal to the higher of (i) the Base Monthly Rent in the final month of the then-effective Term of (ii) 95% of the fair market rent for the Premises as of six (6) months prior to the expiration of the then-effective Term.

                  1A.3.3 Within 30 days of Tenant's notice of exercise, Landlord shall propose a Base Monthly Rent for the extended Term. The parties shall negotiate in good faith, but if they are unable to agree upon such Base Monthly Rent by 30 days after the delivery of Landlord's proposal, then either party may elect to cause such Base Monthly Rent to be determined by reference to the appraised fair market rent. Such election shall be made by such party by notice to the other party, including in such notice the designation of an appraiser. The other party may accept such appraiser or designate another appraiser within 10 days of such notice. If it does not designate another appraiser in such period, it shall be deemed to have accepted the first appraiser. If a second appraiser is designated, the two appraisers shall promptly appoint a third appraiser.

                  1A.3.4 Each appraiser shall determine the fair market rent for the Premises for the extended Term by reference to all factors deemed appropriate in his or her professional opinion, and notify the parties within 30 days of the date of appointment of the last appraiser of such fair market rent. The Base Monthly Rent for the extended Term shall be calculated as provided in Section 1A.3.2 by reference to the fair market monthly rent determined by the single appraiser or, if there are three appraisers, the mean average of the two closest fair market monthly rents.

                  1A.3.5 All appraisers under this appraisal provision shall be independent certified professional appraisers with at least five years' experience appraising office properties/business park complexes in the Puget Sound Metropolitan Area. If there are three appraisers, each party shall pay for the cost of its designated appraiser and 50% of the cost of the third appraiser. If there is only appraiser, each party shall pay 50% of the cost of such appraiser.

                  1A.3.6 Tenet may not exercise its option to renew the Term at any time in which it is in Default under this Lease. If Tenant becomes in Default under this Lease after exercise of its option to extend the Term but before the commencement of the extended Term, Landlord may, in addition to its other remedies under this Lease, elect to terminate such extension by notice in writing to Tenant, whereupon the Term shall expire without any such extension.

         1A.4 Right of First Refusal. Landlord grants Tenant the right of first refusal to lease of any space of the Building that is adjacent to and on the same floor as some or all of the Premises ("ROFR Space") in accordance with the following terms:

                  1A.4.1 Receipt of Offer; Delivery to Tenant. In the event that Landlord receives an offer to lease ROFR Space in the form of a proposal or letter of intent or lease ("Offer"), and Landlord has either determined that it is ready to accept such Offer, or has accepted such Offer subject to Tenant's rights under this Agreement, Landlord shall so notify Tenant in writing ("Offer Notice"). The Offer Notice shall be accompanied b a true and correct copy of the Offer.

                  1A.4.2 Exercise of ROFR. Tenant shall have the right t elect to lease the ROFR Space identified in the Offer which right must be exercised if at all by written notice ("ROFR Exercise Notice") from Tenant received by Landlord on or before the expiration of five (5) business days after Tenant's receipt of the Offer Notice.

                  1A.4.3 Effect of Non-Exercise of ROFR. If Tenet does not timely deliver an ROFR Exercise Notice in accordance with Section 1A.4.2, Landlord shall be free to lease the ROFR Space on the same terms and conditions as in the Offer ("Offer Terms"), free and clear of the ROFR, but subject to Section 1A.4.4.

                  1A.4.4 Changes if Offer Terms. If the event of any material chances in the Offer Terms prior to execution of a written lease pursuant to the Offer, Landlord shall give written notice there of to Tenant ("Change Notice"). The Change Notice shall be accompanied by a complete copy of the Offer and revised Offer Terms. Tenant shall have the right to elect to lease the ROFR Space, which right must be exercised if at all by ROFR Exercise Notice from Tenant received by Landlord on or before the expiration of three business days after Tenant's receipt of the Change Notice. If Tenant does not timely deliver a

                           ROFR Exercise Notice in accordance with this Section 1A.4.4, Landlord shall be free to lease the ROFR Space on the revised Offer Terms, free and clear of the ROFR, but subject to this Section 1A.4.4 in the event of further material changes in the Offer Terms. For purposes of this section 1A.4.4, "material changes" shall include substantial economic changes, including, without limitation, a change in the amount of the Monthly Base Rent by more than $.50 per RSF from that specified in the Offer or a reduction of the proposed term of 2 years or more from that term specified in the Offer.

                  1A.4.5 Effect of Exercise. If Tenant exercised the ROFR by delivering the ROFR Exercise Notice to Landlord in strict accordance with Section 1A.4.2 or 1A.4.4, as the case may be, Tenant shall be absolutely and unconditionally bound to lease the ROFR Space in accordance with the provisions of this Lease, except that the Lease shall be modified to reflect the Offer Terms, exactly as they are set forth in the Offer; provided, however, if any of the Offer Terms are by their nature unique to the tenant under the Offer, or otherwise by their nature are not possible to be matched b Tenant, Tenant shall give Landlord notice of each such Offer Term that cannot be exactly matched in its ROFR Exercise Notice, whereupon Tenant shall be obligated to match the Offer Terms as closely as possible.

                  Within five (5) business days of the ROFR Exercise Notice, Landlord and Tenant shall enter into a written amendment to this Lease adding the ROFR Space to the Premises and reflecting the applicable modifications to the Lease described above.

         1A.5 Property Management Fee. Any property management fees that calculated on a monthly bases exceed four percent (4%) of the Base Monthly Rent shall not be included in Operating Expenses.

         1A.6     Signage.

                  1A.6.1 Building Exterior Signage. Tenant shall be entitled to mount prominent exterior signage on the Building in such location that Tenant deems most preferable, subject to the following:

                           1A.6.1.1 The location, design and construction of the
                                    signage meets all business park and
                                    municipal requirements;

                           1A.6.1.2 Tenant's signage does not occupy more than
                                    Tenet's Share of the total available space for exterior mounted signage on the Building;

                           1A.6.1.3 Installation of Tenant's signage will not
                                    result in there being insufficient remaining available space on the exterior of the Building to mount exterior signs of a reasonable minimum size for other tenants in the Building; and

                           1A.6.1.4 Tenant's signage meets with Landlord's
                                    approval, which approval shall not be
                                    unreasonably withheld.

                  1A.6.2 Interior Signage. Landlord shall provide building standing tenant signage at the interior entry to the Building suite and on the Building directory in the entry lobby. Additional signage may be permitted, at Tenant's cost, subject to consistency with design guidelines and Landlord's approval.

         1A.7 Brokers. Tenant represents and warrants that is has been represented exclusively by Kidder Mathews & Segner, Inc. (the "Tenant Broker"), in connection with this Lease and all other related transactions. Landlord agrees to pay a commission to the Tenant Broker in accordance with a separate agreement between Landlord and the Tenant Broker.

2. Premises. Landlord agrees to lease to Tenant and Tenant agrees to lease from Landlord the Premises describes on Exhibit A-1 and consisting of approximately the square feet designated in Section 1. The Premises are a part of the Building, located on the real property described on Exhibit A-2 ("Property"). The Premises, Building, and Property are part of a business park commonly known as East Campus Corporate Park ("Business Park").

3.       Term.

         3.1 Commence. The term of this Lease ("Term") shall commence on the Commencement Date set forth in Section 1, subject to
                  Section 4.

         3.2 Expire. The Term shall expire on the Expiration Date set forth in Section 1, unless sooner terminated or extended as provided in this Lease.

4.       Tenant Improvements; Early Possession; Delayed Delivery of Possession.

         4.1 Tenant Improvements. Any improvements to or construction on the Premises shall be carried out in accordance with the Work Letter attached as Exhibit B.

         4.2 Early Occupancy. If Landlord permits Tenant to occupy the Premises prior to the Commencement Date set forth in Section 1, the Commencement Date shall be such date of occupancy. Tenant's occupancy prior to the originally scheduled Commencement Date shall be subject to all the provisions of this Lease and shall not advance the Expiration Date.

         4.3 Landlord Delay. If Landlord for any reason cannot deliver possession of the Premises to Tenant at the Commencement Date,
                  (i) the Commencement Date shall be the date on which possession of the Premises is delivered to Tenant, (ii) this Lease shall not be void or voidable, (iii) Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, except as may otherwise be expressly provided for in the Work Letter, (iv) the Rent Commencement Date shall be delayed to the same extent as the delay in the commencement Date, except as provided in Section 4.4, and (v) the Expiration Date shall be adjusted so that the length of the Lease Term remains as provided in Section 1, which shall be confirmed by Landlord's written notice to Tenant setting forth the adjusted Commencement Date and Expiration Date.

         4.4 Tenant Delay. If Tenant causes any delay in Landlord's completion of the Premises, thereby delaying Tenant's occupancy of the Premises beyond the Commencement Date set forth in Section 1, then Landlord may at its option require Tenant to commence payment of Rent on the Rent Commencement Date set forth in Section 1 notwithstanding such delay in delivery of possession.

5.       Rent.

         5.1 Rent. Tenant shall pay to Landlord the Base Monthly Rent specified in Section 1 and the Additional Rent as set forth in
                  Section 8 and elsewhere in this Lease (the Base Monthly Rent and the Additional Rent are collectively referred to as "Rent"). Rent shall be paid in advance, on or before the first day of each calendar month of the Lease Term.

         5.2 Manner of Payment. Rent shall be paid without prior notice, demand, set off, counterclaim, deduction or defense and, except as otherwise expressly provided in this Lease, without abatement or suspension. All Rent shall be paid to Landlord at the address for notices set forth in
                  Section 1, in lawful money of the United States of America, or to such other person or at such other place as Landlord may from time to time designate in writing.

         5.3 Rent Commencement. Payment of Rent shall begin on the Rent Commencement Date set forth in Section 1, subject to Section
                  4. Rent for any period during the Lease term that is for less than one month shall be prorated for the actual number of days in such period.

6.       Prepaid Rent.

         6.1 Deposit. Upon execution of this Lease, Tenant shall pay to Landlord one-half of the Prepaid Rent set forth in Section 1, and Tenant shall pay the remaining half of the Prepaid Rent within five (5) days of issuance of the building permit for the Building Shell, as defined in the Work Letter. Commencing as of the Rent Commencement Date and continuing until the Prepaid Rent is exhausted, the Prepaid Rent shall be applied towards payment of the Base Monthly Rent due under the Lease, provided, should a Default by Tenant arise under the Lease prior to when the Prepaid Rent is exhausted, Landlord shall have the right to apply all or any part of the remaining Prepaid Rent to cure any Default by Tenant under this Lease or to compensate Landlord for any damage sustained by Landlord resulting from such Default. Landlord's obligation with respect to the Prepaid Rent are those of a debtor and not a trustee. Landlord may maintain the Prepaid Rent separate from Landlord's general funds or may commingle the Prepaid Rent with other funds of Landlord. No Interested shall accrue for Tenant on the Prepaid Rent.

7.       Use of Premises.

         7.1 Use. Tenant shall use the Premises only for the purposes set forth in Section 1. The Premises may not be used for any other purpose without Landlord's written consent.

         7.2 Prohibited Uses. Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything therein which will in any way increase the cost of or affect any fire or insurance upon the Building or any part thereof or any of its contents, or cause cancellation of any insurance policy covering the Building or any part thereof or any of its contents.

         7.3 No Nuisance. Tenant shall not do or permit anything to be done in or about the Premises that will obstruct or interfere with the rights of other tenants or occupants of the Building or Business Park or injure them or their property, or use or allow the Premises to be used for any unlawful purpose or in any way constituting a nuisance. Tenant shall not, without prior written consent of Landlord, use any apparatus, machinery or device in or about the Premises which will cause any substantial noise or vibration. Tenant shall not place any boxes, cartons or other rubbish in the corridors or other Common Areas (defined in Section 10), Building, Property or Business Park. Tenant shall use due care in the use of the Premises and of the Common Areas (defined in Section 10), Building Property or Business Park, and shall not neglect or misuse water fixtures, electric lights and heating and air-conditioning apparatus.

         7.4 Zoning. Tenant has previously described its intended use of the Premises to Landlord by written document dated July 1, 1998 ("Tenant's Intended Use").

                  Based upon such description, Landlord represents to Tenant that Tenant's Intended Use is permitted as of the date hereof under the applicable laws, regulations and codes governing zoning, land use and similar matters affecting the Building and the Property (collectively, the "Zoning Laws"). The parties agree that any changes in the Zoning Laws after the date on which Landlord has submitted to the local jurisdiction a complete building permit application for the Building Shell (the "Vesting Date") or any changes in Tenant's use of the Premises from Tenant's Intended Use that are not permitted under the Zoning Laws will not be a basis for terminating this Lease, for abating or offsetting rent or for otherwise seeking damages.

         7.5 Telecommunications Providers. Tenant acknowledges that any provision of telecommunications, data transmission and office automation services, equipment and systems by a third party provider, its agents, affiliates and successors, that has a right, whether exclusive or not, to provide such services to the Premises, Building or Business Park (each a "Provider") is entirely separate and distinct from this Lease and that Landlord has no duty of performance concerning the provision of services by a Provider. Tenant hereby agrees to look solely to the Provider for any failure in the provision of services provided by such Provider.

8.       Additional Rent for Operating Expenses.

         8.1 Tenant Payment. Tenant shall pay, as Additional Rent, Tenant's Share, as set forth in Section 1, of all Operating Expenses Tenant's payment of Additional Rent shall be made in the same manner as Base Monthly Rent.

         8.2 Tenant's Share. Tenant's Share shall be the percentage of all Operating Expenses for the Building set forth in Section 1, based upon the percentage that the approximate rentable area of the Premises set forth in Section 1 bears to the approximate rentable area of the Building.

         8.3 Definition of Operating Expenses. "Operating Expenses" means all expenses and charges incurred by Landlord in the operation of the Building, Property and Common Areas (as defined in Section 10), as a first-class facility, including without limitation the following costs by way of illustration: (i) all real property taxes, assessments and other general or special charges levied during the Term by any public, governmental or quasi-governmental authority against the real or personal property included in the Building or the Property, including without limitation Landlord's personal property used in the maintenance, repair or operation of the Building or the Property, or any other tax on the leasing of the Building or on the rents from the Building (other than federal, state or local income or franchise tax); (ii) any and all assessments Landlord much pay for the Building or Property pursuant to an applicable Declaration of Covenants, Conditions, Restrictions and Easements for the Business Park ("CC&Rs"), transportation or any other improvement monitoring or management plan, or any other covenant, condition or reciprocal easement agreements;
                  (iii) electricity, gas and similar energy sources, refuse collection, water, sewer and other utilities services for the Building and Property; provided, however, to the extent that any such services are separately metered to Tenant, Tenant shall pay the actual separately incurred charges; (iv) all licenses, permits and inspection fees, property management fees paid to independent or affiliated contractors or to Landlord, and legal, accounting and other professional expenses; (v) janitorial, cleaning and window washing; (vi) all costs of improvements or alterations to the Building, Property and Common Areas required by Laws, to save labor, or reduce Operating Expenses; (viii) all premiums and deductibles for liability, property damage, casualty, automobile, garage keeper's, rental loss, compensation or other insurance maintained by Landlord for the Building or Property; (viii) the cost (amortized in accordance with generally-accepted accounting principles with interest established at Landlord's effective borrowing rate accruing on the unamortized balance) of any capital improvements made to the Property, Building or Common Areas by Landlord for the replacement of any Building equipment needed to operate the Building or the Common Areas at the same quality levels as prior to the replacement; (ix) air conditioning, heating, ventilating, elevator maintenance, supplies, materials, equipment, tools, including the repair and maintenance of the plumbing, heating, ventilating, air conditioning and electrical systems of the Building; (x) maintenance costs, including utilities and payroll expenses, rental of personal property used in maintenance and all other upkeep of parking and Common Areas, including landscaping; (xii) costs and expenses of repairs, resurfacing, monitoring, repairing, maintenance, painting, lighting, cleaning, refuse removal, security and similar items, including appropriate reserves;
                  (xii) costs incurred in the management of the Building and Property (including supplies, wages and salaries of employees used in the management, operation and maintenance thereof and payroll taxes and similar governmental charges with respect thereto, and Building management office rental, if any; (xiii) any other expense or charge whether or not described above that in accordance with generally accepted accounting and management practices is properly an expense of maintaining, operating or repairing the Building, Property or Common Areas. Operating Expenses shall not included depreciation on the Building or equipment therein, Landlord's executive salaries, real estate brokers' commissions, and costs or expenses for this Landlord is reimbursed or indemnified, by an insurer, condemnor, tenant or otherwise. Landlord shall not collect more than 100% of Operating Expenses and shall not recover any item of cost more than once. If in Landlord's reasonable determination, certain Operating Expenses vary in direct relationship to occupancy of the Building, Tenant's share of such Operating Expenses shall be adjusted to reflect that portion of the whole which the rentable square feet of the Premises bears to the rentable square footage of the Building, as applicable, which is actually occupied by tenants.

         8.4 Determination of Operating Expenses. Prior to each January 1 of the Term, Landlord shall furnish Tenant a written statement of the estimated monthly Tenant's Share of Operating Expenses for the coming calendar year. The estimated monthly Tenant's Share of Operating Expenses for the period before the first of January 1 after the Commencement Date is set forth in Section
                  1. Landlord may, by written notice to Tenant, revise its estimated of Tenant's Share of Operating Expenses from time to time.

         8.5 Reconciliation. Within 90 days after each January 1 during the Term, or as soon thereafter as practicable, Landlord shall deliver to Tenant a written statement setting forth the actual Operating Expenses and Tenant's Share thereof during the preceding calendar year (or portion of such calendar year after the Commencement Date). To the Extent Tenant's Share of such actual Operating Expenses exceeded the estimated Tenant's Share thereof paid by Tenant, Tenant shall pay Additional Rent to Landlord within 30 days after receipt of such statement by Tenant. To the extent Tenant's Share of such actual Operating Expenses was less than the estimated Tenant's Share thereof paid by Tenant, Tenant shall receive a credit against its next payable Rent or such amount shall otherwise be refunded to Tenant as Landlord determines in its sole discretion.

         8.6 Upon Lease Termination. If this Lease shall expire or otherwise terminate other than on a December 31, Landlord may in its discretion make a special determination of Tenant's Share of actual Operating Expenses for the partial calendar year ending on the date of such expiration or other termination, or may defer such determination until its usual reconciliation of Operating Expenses for the Building for the entire calendar year. The excess actual Tenant' Share for such partial calendar year shall be paid to Landlord, or the excess estimated Tenant's Share already paid by Tenant, as the case may be, shall be paid by Tenant t Landlord or Landlord to Tenant, as the case may be, within 30 days of such determination.

         8.7 Landlord Rights. Landlord shall have the same rights with respect to Tenant's nonpayment of Tenant's Share of Operating Expenses as required under this Lease as it has with respect to any other nonpayment of Rent under this Lease.

9.       Maintenance and Repair Responsibility.

         9.1 Premises Maintenance Obligations. Tenant shall, at its expense, clean, maintain, and keep in good repair throughout the Term the entire Premises (from exterior or demising wall to exterior or demising wall, and subfloor to ceiling) and all appurtenances thereto, including without limitation signs, windows, doors, skylights, electrical, computer cabling, lighting and plumbing, patios, decks, service areas and similar areas for Tenant's exclusive use whether inside or outside the Premises, and Tenant's fixtures, unless this Lease specifically provides otherwise.

         9.2 Tenant's HVAC System. Tenant shall also at its expense maintain and repair any separate heating ventilating, and air conditioning system that is exclusive to the Premises ("Tenant's HVAC System"), unless Landlord has at its option engaged a maintenance firm for such purpose, in which case Tenant shall pay to Landlord or, at Landlord's election, directly to the maintenance firm the cost of such services.

         9.3 No Obligation For Alteration. Except as specifically provided elsewhere in this Lease, Landlord shall have to obligation whatsoever to alter, remodel, improve, repair, decorate, or paint the Premises or any part thereof. Tenant affirms that Landlord has made no representation to Tenant about the condition of Premises or the Building, except as specifically herein set forth.

         9.4      Structural Maintenance Obligations. Notwithstanding Section
                  9.1 through 9.3, but subject to Section 15, Landlord shall, at its expense, repair and maintain the structural portions of the Building which shall constitute the foundation, bearing and exterior walls subflooring, and roof structure. Landlord shall give reasonable advance notice to Tenant of such repairs to the extent practical and feasible.

         9.5 Tenant Waiver. Tenant waives the right to make repairs at Landlord's expense under any law, statute, or ordinance now or hereafter in effect.

10.      Common Areas.

         10.1 Maintenance. Landlord shall maintain the Common Areas in good condition at all times, the cost of which shall constitute an Operating Expense. Landlord shall have the right to establish and enforce reasonable rules and regulations applicable to all tenants concerning the maintenance, management, use and operation of the Common Areas; and to make changes to the Common Areas, including without limitation changes in the location of lobbies, driveways, entrances, exits, vehicular parking spaces, parking areas, pedestrian and bicycle trail areas, or the direction of the flow of traffic.

         10.2 Definition of Common Areas. In this Lease, "Common Areas" mean all parts of the Building and related land areas and facilities outside the Premises and the premises leased or available for lease to other tenants, but constituting a part of Business Park. Common Areas include, without limitation:

                  10.2.1 the structural portions of the Building which shall constitute the foundation, bearing and exterior walls, subflooring, and roof structure;

                  10.2.2 the Building's common entrances, lobbies, restrooms, elevators, stairway and accessways, loading docks, ramps, drives and platforms and any passageways and serviceways thereto, and the common plumbing, sewage, electrical systems, pipes conduits, wires and appurtenant equipment of the Building serving the Premises;

                  10.2.3 the open areas, landscaped areas, sidewalks, pedestrian walkways and patios, roadways, pedestrian and bicycle trails, driveways, parking areas, utility systems and facilities, service areas, refuse areas and all other areas in the Business Park and available for use in common with all tenants, guests and invitees of the Business Park, located outside the Premises and the premises leased or available for lease to other tenants in the Business Park.

11.      Utilities and Services.

         11.1 Furnishing of Utilities. Provided that Tenant is not in Default under this Lease, Landlord shall cause to be furnished to the Premises the following utilities and services during the Building Business Hours specified in Section 1: electricity for normal lighting and office machines, heat and air conditioning required in Landlord's judgement for the comfortable use and occupation of the Premises, and janitorial services, if, and only if, there is a Schedule for Janitorial Services attached hereto.

         11.2 Additional Services. The provision and use of such utilities and services shall be in accordance with any applicable rules and regulations under this Lease. If Tenant requires or utilizes more water or electrical power than is considered reasonable or normal by Landlord, Landlord may at its option require Tenant to pay, as Additional Rent, the cost, as fairly determined by Landlord, incurred in such extraordinary usage. In addition, Landlord may install separate meters in accordance with Section 11.4.

         11.3 After Hours. At Tenant's request, Landlord shall furnish, at Tenant's expense, heat and air conditioning outside of generally recognized business hours, at rates to be established from time to time by Landlord, and to be paid by Tenant as billed by Landlord.

         11.4 Separate Meters. To the extent that the Premises are separately metered or sub-metered for Tenant's use of any utilities or services, Tenant shall pay for such use in the same manner as Rent, or shall pay the cost thereof directly to the service provider, and in either event such charges shall constitute Additional Rent hereunder.

         11.5 Failure. In the event of any failure or interruption of such utilities and services, Landlord shall diligently attempt to resume service promptly. Tenant shall not be entitled to any abatement or reduction of Rent by reason of any failure or interruption of utilities or services, no eviction of Tenant shall result from any such failure or interruption, and Tenant shall not be relieved from the performance of any obligation in this Lease because of such Failure or interruption.

12. Limits on Landlord's Liability. Landlord's liability in respect of its obligations under Sections 9, 10 and 11 to repair and maintain portions of the Premises, Building and Common Areas and to provide utilities and services (collectively, "Repair and Service Obligations") is subject to the following limitations.

         12.1 Circumstances Beyond Control. Landlord shall not be liable for any failure of Repair and Service Obligations when such failure is caused by (i) strikes, lockouts or other labor disturbances or labor dispute of any character, (ii) governmental regulation, moratorium or other governmental action, (iii) inability despite the exercise of reasonable diligence to obtain electricity, water or fuel from the providers thereof, (iv) acts of God or (v) any other cause beyond Landlord's reasonable control.

         12.2 Unreasonable Period of Failure. Subject to Section 12.1, Landlord shall not be liable for any failure of Repair and Service Obligations, unless such failure shall resist for an unreasonable time after written notice of the need of such repairs or maintenance or of the interruption of services is given to Landlord by Tenant.

         12.3 Tenant Caused. If maintenance and repairs to the Premises, Building or Common Areas are caused in part or in whole by the act, neglect, fault, or omission of any duty by Tenant, its agents, servants, employees, or invitees, Tenant shall pay to Landlord the cost of such maintenance and repairs.

         12.4 No Abatement of Rent. Except as specifically provided in Sections 1A.2, 15 and 16, there shall be no abatement of Rent in any circumstances under this Lease.

         12.5 No Interference. Landlord shall not be liable for any injury to or interference with Tenant's business arising from the making of any repairs, alterations, or improvements in or to any portion of the Building, the Premises, the Property, or the Common Areas, or to fixtures, appurtenances, and equipment therein, or the failure of Repair and Service Obligations. Without limiting the generality of this Section 12, in no event shall Landlord have any liability for consequential damages resulting from any act or omission of Landlord in respect of its repair and service obligations, even if Landlord has been advised of the possibility of such consequential damages.

13.      Alterations and Additions by Tenant; Liens and Insolvency.

         13.1 Alterations and Additions by Tenant. With the prior written consent of Landlord, Tenant may make at its expense additional improvements or alterations to the Premises. Any repairs or new construction by Tenant shall be done in conformity with plans and specifications approved by Landlord, by contractors approved by Landlord (provided, that Landlord may require that such work by performed by Landlord's employees or contractor(s) employed by Landlord) and subject to Landlord's reasonable rules and regulations regarding such construction. All work performed shall be done lien-free in a workmanlike manner and shall become the property of Landlord. Landlord may require that Tenant provide to Landlord at Tenant's expense, a lien and completion bond in an amount equal to 150% of the estimated cost of any improvements, additions, or alterations in the Premises.

                  Landlord shall not unreasonably withhold its consent to Tenant's proposed alterations or improvements if the conditions of this Section 13 are satisfied. Landlord may require Tenant to remove any improvements or alterations at the expiration or termination of the Term, such removal to occur at Tenant's expense; and Tenant shall repair all damage to the Premises or Building occurring as a result of such removal. In the event Tenant fails to remove any improvements or alterations as required by Landlord or repair any damage occurring during such removal, Landlord shall be entitled to remove any improvements or alterations or make such repairs, at Tenant's expense, and shall further be entitled to draw upon the Deposit.

         13.2 Liens and Insolvency. Tenant shall keep the Premises, Building and Property free from any liens arising out of any work performed, materials ordered or obligations incurred by Tenant. Landlord shall have the right at all reasonable times to post on the Premises any notices which it deems necessary for its protection from such liens. If such liens are filed unless such liens are removed or bonded around to Landlord's satisfaction within fourteen (14) days of Landlord's notice to Tenant. Landlord may, without waiving its rights and remedies based on such breach by Tenant and without releasing Tenant from any of its obligations hereunder, cause such liens to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord on demand, any reasonable sum paid by Landlord to remove such liens, together with interest at the rate specified in Section 33.8.

14.      Insurance; Indemnity.

         14.1 Tenant Waiver. Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord, for injury or damages to any person or property in or about the Premises, Building, Property or Common Areas by or from any cause whatsoever, including without limitation any acts or omissions of any other tenants, licensees or invitees of the Building.

         14.2 Indemnity. Tenant shall indemnify and defend (using legal counsel acceptable t Landlord and Tenant's insurance carrier) Landlord and hold Landlord harmless, from and against any and all loss, cost, damage, liability and expense (including reasonable attorneys' fees) whatsoever that may arise our of or in connection with Tenant's occupation, use or improvement of the Premises, or that of its employees, agents or contractors, or Tenant's breach of its obligations under this Lease. To the extent necessary to fully indemnify Landlord from claims made by Tenant or its employees, this indemnity constitutes a waiver of Tenant's immunity under the Washington Industrial Insurance Act, RCW Title 51. This indemnity shall survive the expiration or termination of the Term.

         14.3 Landlord's Responsibility. The exculpation, release and indemnity provisions of Sections 14.1 and 14.2 shall not apply to the extent the subject claims thereunder were cause by Landlord's gross negligence or willful misconduct. However, in to event shall Landlord be liable to Tenant for consequential damages.

         14.4 Tenant's Insurance. Tenant shall procure and maintain throughout the Term at Tenant's expense, the following insurance:

                  14.4.1 Comprehensive general public liability insurance, insuring Tenant against liability arising out of the Lease and the use, occupancy, or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in the amount of not less than $5,000,000 combined single limit for injury to or death of one or more persons in an occurrence, and for damage to tangible property (including loss of use) in an occurrence (or in such amount as Landlord determines in its reasonable discretion). Such policy shall insure the operations of independent contractors and contractual liability (covering the indemnity in Section 14.2) and shall (i) name Landlord as an additional insured,
                           (ii) provide a waiver of subrogation endorsements with respect to Landlord, and (iii) provide that it is primary and noncontributing with any insurance in force or on behalf of Landlord.

                  14.4.2 Standard form property insurance insuring against the perils of fire, extended coverage, vandalism, malicious mischief, special extended coverage ("All-Risk") and sprinkler leakage. This insurance policy shall be upon all personal property for which Tenant is legally liable or that was installed at Tenant's expense, and that is located in the Building or Premises, including without limitation all Tenant's furnishings, fixtures, furniture, fittings, and equipment and all improvements to the Premises installed by the Tenant, in an amount not less than 90% of the full replacement cost thereof. In the event of a dispute as to the amount of full replacement cost, the decision of Landlord or any mortgages or Landlord shall be conclusive. Such policy shall also include business interruption coverage, covering direct or indirect loss of Tenant's earning attributable to Tenant's inability to use fully or obtain access to the Premises or Building, in an amount as will properly reimburse Tenant. Such policy shall name Landlord and any mortgagees of Landlord as insured parties, as their respective interests may appear.

                  14.4.3 Workman's Compensation and Employer's Liability Insurance (as required by state law).

                  14.4.4 Any other form or forms of insurance as Tenant or Landlord or any mortgages of Landlord may reasonably require from time to time in form, in amounts and for insurance risks against with a prudent tenant would protect itself.

         14.5 Policies. All policies of insurance to be obtained by Tenant hereunder shall be in form satisfactory to Landlord and shall be issued by insurance companies holding a General Policyholder Rating of "A" and a Financial Rating of "X" or better in the most current issue of Best's Insurance Guide. Tenant shall provide Landlord with certificates of such insurance. No such policy shall be cancelable or reducible in coverage except after 30 days' prior written notice to Landlord. Tenant shall, within ten days prior to the expiration of such policies, furnish Landlord with renewals or "binders" thereof, or Landlord may order such insurance and charge the cost thereof to Tenant as Additional Rent.

         14.6 Landlord's Insurance. Landlord shall maintain liability and casualty insurance for the Building and Property adequate in Landlord's judgement to cover (with deductible deemed appropriate by Landlord) the risks customarily insured against by owners of properties similar to the Building.

         14.7 Proceeds. The proceeds of any insurance policies maintained by or for the benefit of Landlord shall belong to and be paid over to Landlord. Any interest or right of Tenant in any such proceeds shall be subject to Landlord's interest and right in such proceeds.

         14.8 Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Tenant and Landlord each waives its entire right of recovery, claims, actions or causes of action against the other for loss or damage to the Premises, Building, or Property or any personal property of such party therein that is caused by or incident to the perils covered by normal extended coverage clauses of standard fire insurance policies carried by the waiving party and in force at the time of damage or loss. Tenant and Landlord each waives any right of subrogation it may have against the other party to the extent of the recovery under any such insurance and any deductibles therein, and shall cause each insurance policy obtained by it to provide that the insurance company waives all right to recovery by way of subrogation against the other party in connection with any such loss or damage. If either Landlord or Tenant is unable to obtain its insurer's permission to waive any claim against the other party, such party shall promptly notify the other party of such inability.

         14.9 Notification of Accidents. Tenant shall promptly notify Landlord of any casualty or accident occurring in or about the Premises.

15.      Destruction.

         15.1 Election to Restore. If the Premises or the Building is destroyed by fire, earthquake, or other casualty to the extent that they are untenantable in whole or in part, than Landlord shall have the right but not the obligation to proceed with reasonable diligence to rebuild and restore the Premises or the Building or such part thereof. Landlord shall within 30 days after such destruction or injury notify Tenant whether Landlord intends to rebuild. If Landlord fails to notify Tenant within such period, then this Lease shall terminate as of the end of such period.

         15.2 Rent Abatement. During the period from destruction or damage until restoration (or termination of this Lease), Rent shall be abated in the same ratio s that portion of the Premises with Landlord determined is unfit for occupancy shall bear to the whole Premises. If damage is due to the fault or neglect of Tenant or its agents, employees, invitees, or licensees, there shall be no abatement of Rent.

         15.3 Repairs to Tenant Installations. Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of any panels, decoration, office fixtures, paintings, floor covering, or any other improvements to the Premises installed by Tenant. Instead, if Landlord repairs or rebuilds the Premises under this Section 15, Tenant shall repair or rebuild such Tenant-installed improvements and other items of property.

         15.4 No Compensation. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises, the property of Tenant, or any inconvenience or annoyance occasioned by such damage, repair, reconstruction, or restoration.

16.      Condemnation.

         16.1 Termination of Lease. If all or part of the Premises are taken under power of eminent domain, or sold under the threat of the exercise of said power, this Lease shall terminate as to the part so taken as of the date the condemning authority takes possession.

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         16.2     Election of Termination. If more than 25% of the floor area of
                  Premises is taken by condemnation, Landlord or Tenant may, by written notice to the other within ten days after notice of such taking, terminate this Lease as to the remainder of the Premises as of the date the condemning authority takes possession.

         16.3 Reduction of Rent. If Landlord or Tenant does not so terminate, this Lease shall remain in effect as to such remainder, except that the Rent shall be reduced in the proportion that the rentable floor area taken bears to the original rentable total floor area. However, if circumstances make abatement based of floor area unreasonable, the Rent shall abate by a reasonable amount to be determined by Landlord. In the event that neither Landlord nor Tenant elects to terminate this Lease, Landlord's responsibility to restore the remainder of the Premises shall be limited to the amount of any condemnation award allocable to the Premises, as determined by Landlord.

         16.4 Award. Any award for the taking of all or part of the Premises under the power of eminent domain, including payment made under threat of the exercise of such power, shall be the property of Landlord, whether made as compensation for diminution in value of the leasehold or for the taking of the fee or as severance damages. Tenant shall only be entitled to such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right for the loss of or damage to improvements to the Premises installed by Tenant, Tenant's trade fixtures and removable personal property. Landlord shall not be liable to Tenant for the loss of the use of all or any part of the Premises taken by condemnation.

         16.5 Landlord Authority. Landlord shall have the exclusive authority to grant possession and use to the condemning authority and to negotiate and settle all issues of just compensation or, in the alternative, to conduct litigation concerning such issues; provided, however, that Landlord shall not enter into any settlement of any separate award that may be made to Tenant as described in Section 16.4 without Tenant's prior approval of such settlement, which approval shall not be unreasonably withheld.

17.      Assignment and Subletting.

         17.1 Landlord Consent Required. Tenant shall no assign this Lease, or sublet the Premises or any part thereof, either by operation of law or otherwise, or permit any other party to occupy all or any part of the Premises, without first obtaining the written consent of Landlord. Tenant shall propose such assignment or sublease by written notice to Landlord, and such notice shall specify an effective date which shall be the first day of a calendar month and shall be not less than 60 days after the date of such notice. This Lease shall not be assignable by operation of law. Tenant shall further provide to Landlord other information and creditworthiness materials concerning any proposed assignee or sublease as is requested by Landlord. Landlord's consent to a proposed assignment or sublease may be withheld or granted in Landlord's absolute discretion. Notwithstanding the foregoing sentence, Landlord's consent shall not be unreasonably withheld to a proposed assignment or deemed assignment to a third party who is acquiring Tenant or substantially all of Tenant's assets as part of a corporate merger or acquisition, provided (i) such party agrees in writing to assume all of Tenant's obligations under this Lease, and (ii) such party's commercial creditworthiness is equal to or better than Tenant's commercial creditworthiness, using such standards as Landlord may reasonably determine are appropriate.

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

         17.2 Deemed Assignment. If Tenant is a corporation, any transfer of this Lease from Tenant by merger, consolidation, or liquidation, or any change in the ownership or power to vote 50% or more of the outstanding voting stock of Tenant shall constitute an assignment under this Lease. If Tenant is a partnership or limited liability company, any change in the identity or majority ownership of partners or members in Tenant serving as general partner or manager or owning 50% or more of the outstanding economic interests in such entity shall constitute as assignment under this Lease. The provisions of this Section 17.2 shall not apply if (i) Tenant's stock is listed on a recognized security exchange,
                  (ii) at least eighty percent (80%) of Tenant's stock is owned by a corporation whose stock is listed on a recognized security exchange, or (iii) the change in ownership of or power to vote 50% or more of the outstanding voting stock of Tenant is a result of an initial public offering of Tenant's stock.

         17.3 Recapture. In the alternative to consenting to a proposed assignment or sublease, Landlord shall have the right to recapture the Premises, or applicable portion thereof. Landlord may exercise such right by notice to Tenant within 20 days after receipt of Tenant's notice. Such recapture shall terminate this Lease as to the applicable portion of the Premises effective on the effective date proposed in Tenant's notice.

         17.4 Additional Requirements. If Landlord elects not to recapture and thereafter elects to give its consents to the proposed assignment or sublease, (i) Landlord may charge Tenant a reasonable sum to reimburse Landlord for legal and administrative costs incurred in connection with such consent;
                  (ii) in the event of a sublease, Landlord and Tenant shall share equally in any rent and other proceeds paid to Tenant in excess of the Rent to be paid to Landlord under this Lease; and (iii) in the event of an assignment or a sublease, Tenant shall remain liable to Landlord for the performance of all of Tenant's obligations under this Lease.

         17.5 Assignment with Bankruptcy. If this Lease is assigned pursuant to the provisions of the Revised Bankruptcy Act, 11 U.S.C.
                  Section 101 et seq., any and all consideration paid or payable in connection with such assignment shall be Landlord's exclusive property and paid or delivered to Landlord, and shall not constitute the property of tenant or tenant's estate in bankruptcy. Any person or entity to whom the Lease is assigned pursuant to the Revised Bankruptcy Act shall be deemed automatically to have assumed all of Tenant's obligations under this Lease.

         17.6 Sale. In the event of any sale of the Building or Property, or any assignment of this Lease by Landlord, Landlord shall be relieved of all liability under this Lease arising out of any actual, occurrence, or omission occurring after sale or assignment; and the purchaser or assignee at such sale or assignment or any subsequent sale or assignment of Lease, the Property, or Building, shall be deemed without any further agreement to have assumed all of the obligations of the Landlord under this Lease accruing after the date of such sale or assignment.

         17.7 Binding. Subject to the provisions of this Section 17, this Lease shall be binding upon and inure to the benefit of the parties, their heirs, successors and assigns.

18.      Default.

                  18.1 Definition of Default. The occurrence of any one or more of the following events shall constitute a material default and breech of the Lease by Tenant

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

                           ("Default"): 18.1.1 vacation or abandonment of the Premises unless Tenant vacates or abandons the Premises in accordance with Section 18.4 below.

                  18.1.2 failure by Tenant to make any payment required as and when due, where such failure shall continue after three days' written notice from Landlord;

                  18.1.3 failure by Tenant to observe or perform any of the covenants, conditions, or provisions of this Lease, other than the making of any payment, where such failure shall continue after 30 days' written notice from Landlord; or

                  18.1.4 (i) the making by Tenant of any general assignment or general arrangement for the benefit of creditors;
                           (ii) the filing by or against Tenant of a petition in bankruptcy, including reorganization or arrangement, unless, in the case of a petition filed against Tenant, the same is dismissed within 30 days; (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease; (iv) the seizure by any department of any government or any officer thereof of the business or property of Tenant; and (v) adjudication that Tenant is bankrupt.

         18.2 Tenant Notification. Tenant shall notify Landlord promptly of any Default by Tenant (or event or occurrence which, with the passage of time, the giving of notice, or both, would become a Default) that by its nature is not necessarily known to Landlord.

         18.3 Landlord Default. Landlord shall be in default if it fails to observe or perform any of the covenants, conditions, or provisions of this Lease, where such failure shall continue after 30 days' written notice from Tenant; provided, however, that if the nature of Landlord's obligation is such that more than 30 days are required for performance, Landlord shall not be in default if Landlord commences performance within 30 days after Tenant's notice and thereafter completes such performance diligently and within a reasonable time. Tenant shall copy Landlord's lender with any such notice of default, if Tenant has been provided with the name and address of any such lender. In no event shall a default by Landlord under this Lease give rise to any right of Tenant to terminate this Lease or withhold or offset the payment of Base Monthly Rent or Additional Rent. The obligations of Tenant to pay Base Monthly Rent and Additional Rent shall continue unaffected in all events unless suspended or terminated pursuant to an express provision of this Lease.

         18.4 Vacation or Abandonment of Premises. Vacation or abandonment of the Premises shall not be a default by Tenant provided Tenant gives Landlord at least fifteen (15) days advance notice before vacating or abandoning twenty-five percent (25%) or more of the Premises. If Tenant vacates or abandons fifty percent (50%) or more of the Premises, then, during such period of vacation or abandonment, Tenant shall pay monthly as additional rent an amount equal to five percent (5%) of the then Base Monthly Rent to compensate Landlord for the losses and added burdens associated with operating, leasing and marketing a partially vacant building.

19.      Remedies in Default.

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

         19.1 Landlord Remedies. In the event of any Default by Tenant, Landlord may, at any time without waiving or limiting any other right or remedy, do any one or more of the following:
                  (i) re-enter and take possession of the Premises without terminating this Lease, or (ii) terminate this Lease, and
                  (iii) pursue any remedy allowed by law or equity.

         19.2 Tenant Payment of Costs. Whether Landlord has elected to terminate this Lease or not, Tenant agrees to pay Landlord the cost of recovering possession of the Premises, the expenses of reletting, and any other costs or damages arising out of Tenant's Default, including without limitation the costs of removing persons and property from the Premises, the costs of preparing or altering the Premises for reletting, broker commissions, and attorneys' fees.

         19.3 Termination. In the event Landlord elects to terminate this Lease, Landlord shall be additionally entitled to recover from
                  Tenant: (i) the award by a court having jurisdiction thereof of the amount by which the unpaid rent and other charges and adjustments called for herein for the balance of the term after the time of such award exceeds the amount of such loss for the same period that Tenant proves could be reasonably avoided and (ii) that portion of any leasing commission and Tenant Improvements costs paid by Landlord applicable to the unexpired term of the Lease.

         19.4 No Termination. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 19, or acceptance of Tenant's keys to or surrender of the Premises shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant. Notwithstanding any reentry or termination, the liability of Tenant for the Rent shall continue for the balance of the Term, and Tenant shall make good to Landlord any deficiency arising from reletting the Premises at a lesser rent than the Rent provided for in this Lease. Tenant shall pay such deficiency each month as the amount thereof is ascertained by Landlord.

         19.5 Landlord Election to Make Tenant Advances. If Tenant shall fail to pay any sum of money owed to any party other than Landlord, for which Tenant is liable under this Lease, or if Tenant shall fail to perform any other act on its part to be performed hereunder, and such failure continues for a period of ten days after notice thereof by Landlord, Landlord may, without waiving or releasing Tenant from its obligations or waiving or releasing any rights that Landlord may have, make any such payment or perform any other act to be made or performed by Tenant. All sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the rate established in Section 33.8, from the date of such payment by Landlord, shall be deemed Additional Rent and shall be paid to Landlord on demand.

20. Access. Tenant shall permit Landlord to enter the Premises at all reasonable times for the purpose of inspecting, altering, and repairing the Premises and the Building and ascertaining compliance with the provisions of this Lease by Tenant. The existence or exercise of such right of access shall not be construed as imposing any obligation on Landlord to inspect, discover or correct or repair any condition in the Premises or the Building. Landlord may also show the Premises to prospective purchasers or tenants at reasonable times, provided that Landlord shall not materially interfere with Tenant's business operation.

21.      Surrender of Premises; Hold-Over Tenancy.

         21.1 Surrender of Premises. Upon the expiration or sooner termination of this Lease, Tenant shall surrender the Premises and all the additions and alteration thereto, and leave the Premises broom clean and in good order and condition and repair, excluding ordinary wear and tear.

         21.2 Hold-Over Tenancy. If without execution of a new Lease or written extension Tenant shall hold over after the expiration or termination of the Term, with Landlord's written consent, Tenant shall be deemed to be occupying the Premises as a Tenant from month to month, with tenancy may be terminated as provided by law, unless the parties agree otherwise at the time of Landlord's consent. If Tenant shall hold over after expiration or termination of the Term without Landlord's written consent, the Base Monthly Rent payable shall be 150% of the Base Monthly Rent payable in the last month prior to expiration or termination of the Term, and Tenant shall continue to pay Additional Rent. During any such tenancy, Tenant shall continue to be bound by all of the terms, covenants, and conditions of this Lease, insofar as applicable.

22. Compliance with Law. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any applicable law, statute, ordinance, or governmental rule or regulation and the CC&Rs and any other restrictive covenants and obligations created by private contracts with affect the use and operations of the Premises, Building, Common Areas or Business Park, now or hereafter in force ("Laws"). Tenant shall at its sole cost and expense promptly comply with all Laws, including without limitation the Americans with Disabilities Act, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the use or occupancy of the Premises. The judgement of any court of competent jurisdiction, or the admission of Tenant in any action, whether Landlord be a party thereto or not, that Tenant has violated any Laws, shall be conclusive of the fact as between Landlord and Tenant.

23. Rules and Regulations. Tenant shall faithfully observe and comply with the rules and regulations that Landlord shall from time to time promulgate. Landlord reserves the right from time to time to make all reasonable modifications to such rules and regulations. Additions and modifications to rules and regulations shall be binding on Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of any rules or regulations by any other tenants or occupants of the Building.

24. Parking. Tenant shall have the right to use, on a first-come, first served basis, in common with other tenants and occupants of the Building and Business Park, up to the number of parking stalls specified in Section 1, located within the Building or the Business Park and which shall be available for use by all tenants of the Business Park, their guests and invitees, but which may, at Landlord's election, be designated by Landlord, (which designated parking facilities Landlord may change at any time and from time to time in its sole discretion), subject to the rules and regulations and any charges that may be established or altered for such parking facilities from time to time. Tenant shall comply with any and all private and governmentally imposed parking restrictions applicable to the Business Park, including without limitation, the requirements of all designations placed on parking stalls within the Business Park, such as car pool, visitor and designation for any tenant of the Business Park.

25. Estoppel Certificates. Tenant shall execute, within ten business days following Landlord's request, an estoppel certificate in such reasonable form as may be required by Landlord or a prospective purchaser, mortgagee or trust deed beneficiary, or Landlord's successor after a sale or foreclosure, certifying: (i) the Commencement Date of this Lease, (ii) that the Lease is unmodified and in full force and effect, (or if there have been any modifications hereto, that this Lease is in full force and effect, and stating the date and nature of such modifications); (iii) that there have been no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement, (iv) the dates to which the Base Monthly Rent, Additional Rent and other charges have been paid, and (v) any other information reasonably requested by the requesting party. Such certificate may be relied upon by Landlord and/or such other requesting party. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except to the extent represented by Landlord, that there are no uncured defaults in Landlord's performance under this Lease, and that not more than one month's Rent has been paid in advance. Tenant's failure to deliver said statement within ten business days of request, shall constitute Tenant's Default.

26. Subordination. Tenant agrees that this Lease shall be subordinate to the lien of any mortgage, deeds of trust, or ground leases now or hereafter placed against the Property or Building, and to all renewals and modifications, supplements, consolidations, and extensions thereof. Notwithstanding the foregoing, Landlord reserves the right, however, to subordinate or cause to be subordinated any such mortgage, deed of trust or ground lease to this Lease. Upon a foreclosure or conveyance in lieu of foreclosure under such mortgage or deed of trust, or a termination of such ground lease, and a demand by Landlord's successor, Tenant shall attorn to and recognize such successor as Landlord under this Lease; provided, however, that Landlord shall obtain for the Term of this Lease what is commonly known as a "nondisturbance" agreement which is intended to protect Tenant's right to possession under this Lease for so long as Tenant complies with the terms of this Lease and which shall be in such standard form and substance as the lender or ground lessor at that time typically provides to comparable tenants. Landlord shall use reasonable efforts to obtain modifications to such standard nondisturbance agreements as Tenant may reasonable request. Tenant shall execute and deliver on request and in the form requested by Landlord, any instruments reasonably necessary or appropriate to evidence, effect or confirm such subordination. Should Tenant fail to sign and return any such documents within ten business days of request, Tenant shall be in Default. Tenant hereby irrevocably appoints Landlord and attorney-in-fact of Tenant to execute, deliver and record any such document in the name and on behalf of Tenant.

27. Removal of Property. On expiration or other termination of this Lease, Tenant shall remove (i) all personal property of Tenant on the Premises, including without limitation all Tenant's furnishings, fixtures, furniture, fittings, cabling, wiring and equipment; (ii) all improvements to the Premises installed by or at the expense of Tenant other than such improvements as have become the property of Landlord under Section 13; and (iii) at Landlord's request, all non-standard or specialty improvements made to the Premises by Landlord or Tenant. Tenant shall repair or reimburse Landlord for the cost of repairing any damage to the Premises resulting from the installation or removal of such property of Tenant. All property of Tenant remaining on the Premises after reentry or termination of this Lease shall conclusively be deemed abandoned and may be removed by Landlord. The cost of removal of such property shall be reimbursed by Tenant to Landlord upon demand, including, but not limited to court costs, reasonable attorneys' fees and storage and disposal charges relating to such property. Landlord may store such property of Tenant in any place selected by Landlord, including but not limited to a public warehouse, at the expense and risk of the owner thereof, with the right to sell such stored property without notice to Tenant. The proceeds of such sale shall be applied first to the cost of such sale, second to the payment of the cost of removal and storage, if any, and third to the payment of any other amounts that may then be due from Tenant to Landlord under this Lease, and any balance shall be paid to Tenant.

28. Personal Property Taxes. Tenant shall pay prior to delinquency all personal property taxes payable with respect to all property of Tenant located on the Premises or the Building and promptly upon request of Landlord shall provide satisfactory evidence of such payment. "Personal property taxes" under this Section 28 shall include all property taxes assessed against the property of Tenant, whether assessed as real or personal property.

29. Notices. All notices under this Lease shall be in writing. Notices shall be effective (i) when mailed by certified mail, return receipt requested (ii) when personally delivered, or (iii) when sent by fax, in each case to the address or fax number of the receiving party set forth in Section 1. Either party may change its address and fax number for notices by notice to the other from time to time.

30. Condition of Premises. By taking possession of the Premises, Tenant accepts the Premises as being in good, sanitary order, condition and repair, and further accepts all aspects of the Premises, Building, Property and Business Park in their present condition, AS IS, including latent defects, without any representations or warranties, express or implied, from Landlord.

31.      Hazardous Substances.

         31.1 Tenant Obligations. Tenant shall not, without first obtaining Landlord's prior written approval, generate, release, store, deposit, transport, or dispose of (collectively "Release") any hazardous substances, sewage, petroleum products, hazardous materials, toxic substances or any pollutants or substances, defined as hazardous or toxic in applicable federal, state and local laws and regulations ("Hazardous Substances") in, on or about the Premises. In the event, and only in the event, Landlord approves such Release of Hazardous Substances on the Premises, such Release shall occur safely and in compliance with all applicable federal, state and local laws and regulations.

         31.2 Tenant Indemnity. Tenant shall indemnify and defend (with counsel approved by Landlord) Landlord, and hold Landlord harmless, from and against any and all claims, liabilities, losses, damages, cleanup costs, and expense (including reasonable attorneys, fees) arising out of or in any way relating to the Release by Tenant or any of its agents, representatives, employees or invitees, or the presence of any Hazardous Substances in, on or about the Premises occurring as a result of or in connection with Tenant's use or occupancy of the Premises at any time after the Commencement Date.

         31.3 Landlord Inspection. Landlord shall have the right from time to time to enter the Premises, Building and Property and inspect the same for the presence of Hazardous Substances and compliance with the provisions of this Section 31 and inspect the Premises, Building and Property. Landlord may cause tests to be performed for Hazardous Substances on the Premises from time to time. Tenant shall bear the cost of the first such tests in any calendar year and any other such test that occurs upon a reasonable suspicion by Landlord that there may be Hazardous Substances in the Premises in violation of Tenant's obligations under this Lease.

         31.4 Survival. The provisions of this Section 31 shall survive the expiration or termination of this Lease with respect to any occurrences during the Term.

32. Signs. Tenant shall not place upon or install in windows or other openings or exterior sides or doors or walls of the Premises any symbols, drapes, or other materials without the written consent of Landlord. Tenant shall observe and comply with the requirements of all Laws applicable to signage.

33.      General Provisions.

         33.1 Attorneys' Fees. In the event Landlord reasonably requires the services of any attorney in connection with any Default or violation by Tenant of the terms of this Lease or the exercise by Landlord of its remedies for any Default by Tenant under this lease, or a request by Tenant for Landlord's waiver of any terms of this Lease or extension of time to perform or pay any obligation of Tenant under this Lease, Tenant shall promptly on demand reimburse Landlord for its reasonable attorneys' fees incurred in such instance. In the event of any litigation, arbitration or other proceeding (including proceedings in bankruptcy and probate and on appeal) brought to enforce or interpret or other wise arising under this Lease, the substantially prevailing party therein shall be entitled to the award of its reasonable attorneys' fees, witness fees, and court costs incurred therein and in preparation therefor.

         33.2 Governing Law; Venue. This Lease shall be governed by and construed in accordance with the laws of the State of Washington and venue for all disputes shall be in King County, Washington.

         33.3 Cumulative Remedies. No remedy or election under this Lease shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

         33.4 Exhibits; Addenda. Exhibits and Addenda, if any, affixed to this Lease are a part of and incorporated into this Lease.

         33.5 Interpretation. This Lease has been submitted to the scrutiny of all parties hereto and their counsel, if desired, and shall be given a fair and reasonable interpretation in accordance with the words hereof, without consideration or weight being given to its having been drafted by any party hereto or its counsel.

         33.6 Joint Obligation. If there is more than one Tenant under this Lease, the obligations hereunder imposed upon Tenants shall be joint and several.

         33.7 Keys. Upon expiration or termination of this Lease, Tenant shall surrender all keys to the Premises to Landlord at the place then fixed for payment of Rent and shall inform Landlord of all combination locks, safes, and vaults, if any, in the Premises.

         33.8 Late Charges; Interest. Late payment by Tenant to Landlord of Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which would be difficult and impractical to ascertain. Such costs include without limitation processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, Tenant shall pay to Landlord as Additional Rent a late charge equal to five percent of such installment as liquidated damages for such late payment, other than for time value damages. A $50.00 charge will be paid by Tenant to Landlord for each returned check. In addition, any Rent or other sums due under this Lease to Landlord that is not paid when due shall bear interest at the rate per annum of two percent over the prime rate in effect at Bank of America d/b/a Seattle-First National Bank, Seattle Head Office, on the day such Rent or other sum was due, which interest shall constitute Additional Rent under this Lease. The existence or payment of charges and interest under this Section shall not cure or limit Landlord's remedies for any Default by Tenant under this Lease.

         33.9 Light, Air, and View. Landlord does not guarantee the continued present status of light, air, or view in, to or from the Premises.

         33.10 Measurements. All measurements of the Premises stated in this Lease, even if approximations, shall govern and control over any actual measurement of the Premises and reflect the inclusion of a load factor for the Building. The Rent provided in this Lease and Tenant's Share shall not be modified or changed by reason of any measurement or re-measurement of the Premises that may occur after the date of this Lease, and is agreed by Landlord and Tenant to constitute the negotiated rent for the Premises. The foregoing shall not be deemed to modify any obligation of Landlord to construct the Premises in accordance with the Work Letter.

         33.11 Name. Tenant shall not use the name of the Building or Business Park for any purpose other than as an address of the business conducted by the Tenant in the Premises. The name of the Building or Business Park may at any time be changed by Landlord.

         33.12 Prior Agreements; Amendments. This Lease is the full, final and complete expression of the agreements of the parties with respect to any matter covered or mentioned in this Lease, and no prior agreements or understandings, promises or representations, oral or otherwise, pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties and their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

         33.13 Recordation. Tenant shall not record this Lease or a short form memorandum of this Lease without the prior written consent of Landlord.

         33.14 Liability. Tenant agrees to look only to the equity of Landlord in the Building and Property and not to Landlord personally with respect to any obligations or payments due or which may become due from Landlord hereunder, and no other property or assets of Landlord or any partners, officer, directors, of Landlord shall be personally liable in connection with this Lease..

         33.15 Severability. That any provision of this Lease in invalid, void, or illegal shall in no way affect, impair, or invalidate any other provision of this Lease and such other provision shall remain in full force and effect.

         33.16. Time. Time is of the essence of this Lease and each of its provisions.

         33.17 Waiver. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord's duly authorized representatives. The waiver by either party of any provision of this Lease shall not be deemed to be a waiver of such provision or any other provision, in any subsequent instance. The acceptance of Rent by Landlord shall not be deemed to be a waiver of any preceding Default or breach by Tenant under this Lease, whether known or unknown to Landlord, other than the failure of the Tenant to pay the particular Rent so accepted.

         33.18 No Waste. Tenant shall not commit or suffer to be committed any waste, damage or nuisance in or upon the Premises.

         33.19 Force Majeure. If either party shall be prevented or delayed from punctually performing any obligation or satisfying any condition under this Lease, other than the payment of Rent or other sums due hereunder, by any strike, lockout, labor dispute, inability to obtain labor or materials or reasonable substitutes therefor, acts of God, governmental restriction, regulation or control, enemy or hostile governmental action, civil commotion, insurrection, sabotage, fire or other casualty, or any other condition beyond the reasonable control of such party, then the time to perform such obligation or satisfy such condition shall be extended by the delay cause by, such event. If either party shall, as a result of any such event, be unable to exercise any right or option within any time limit provided therefor in this Lease, such time limit shall be deemed extended for a period equal to the duration of the delay caused by such event.

         33.20 Quiet Enjoyment. Provided Tenant observes its obligations under this Lease, the CC&Rs and the rights of the holder of any mortgage, deed of trust, or ground lease to which this Lease may be subject, its quiet enjoyment of the Premises throughout the Term shall not be disturbed.

         33.21    Building Planning. [Intentionally Omitted]

34.      Authority of Tenant.

         34.1 Tenant as Corporation. If Tenant is a corporation, each individual executing this Lease on behalf of Tenant represents and warrants that (s)he is duly authorized by all necessary action of the directors of Tenant to execute and deliver this Lease on behalf of Tenant, and that this Lease is binding upon Tenant in accordance with its terms.

         34.2 Tenant as Partnership or LLC. If Tenant is a partnership or limited liability company, each individual executing this Lease on behalf of Tenant represents and warrants that (s)he is duly authorized in accordance with Tenant's partnership agreement or limited liability company agreement by all necessary action of the partners or members or managers of Tenant to execute and deliver this Lease on behalf of Tenant and, and that this Lease is binding upon Tenant in accordance with its terms.

35. Financial Statements. If required by a lender or prospective lender of Landlord or a prospective purchaser of the Property, Tenant shall furnish to Landlord from time to time, within 30 days of request, Tenant's most recent financial statements, including at a minimum a balance sheet, income statement and statement of cash flows, or the equivalent, dated as of and for a period ending not more than 120 days prior to the date of delivery. Such statements shall be in the form furnished to Tenant's principal lender and/or to Tenant's shareholders or other owners, but at a minimum shall be reviewed or compiled by an independent certified public accountant. Tenant shall accompany such statements with a certificate of its chief financial officer that the statements fairly present the financial position and results of operations of Tenant as of and for the period ending on the date of such statements. Landlord shall not request financial statements under this Section more than once each calendar year.

36. Commissions. Any commissions payable as a result of the execution of this Lease shall be paid pursuant to a separate commission contract. Each party represents and warrants to the other that it has not had dealings with any real estate broker other than the Broker identified in Section 1, agent or salesperson with respect to this lease that would cause the other party to have any liability for any commissions or other compensation to such broker, agent or salesperson, and that no such broker, agent or salesperson has asserted any claim or right to any such commission or other compensation. Such representing party shall defend or indemnify the other party and hold the other party harmless from and against any and all loss, cost, liability, damage and expense (including reasonable attorneys' fees) whatsoever that may arise out of the breach of such representation and warranty.

         EXECUTED the day and year above written.

LANDLORD:

THE QUADRANT CORPORATION

By:  /s/ Susan G. Heikkala
     ----------------------------------
Name:  Susan G. Heikkala
Title: Vice President

TENANT

FINANCIAL PACIFIC CORPORATION

By: /s/ Dale A. Winter
    -----------------------------------
Name: Dale A. Winter
Title: Chief Financial Officer and Senior Vice President

STATE OF WASHINGTON )
                    ) ss.
COUNTY OF KING      )

On this 20th day of July, 1998, before me, the undersigned, a Notary Public in and for the State of Washington, personally appeared Susan Heikkala, to me known to be Vice President of THE QUADRANT CORPORATION, the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute the said instrument on behalf of said corporation.

WITNESS MY HAND AND OFFICIAL SEAL hereto affixed the day and year first above written.

        [SEAL]                 /s/ Melissa Camp
                               -------------------------------------------------
                               Name Melissa Camp
                               NOTARY PUBLIC in and for the State of Washington, residing at Redmond
                               My commission expires 10-29-00

STATE OF WASHINGTON )
                    ) ss.
COUNTY OF PIERCE    )

On this 2nd day of July, 1998, before me, the undersigned, a Notary Public in and for the State of Washington, personally appeared DALE A. WINTER, to me known to be the Chief Financial Officer and Senior Vice President of FINANCIAL PACIFIC CORPORATION, the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute the said instrument on behalf of said corporation.

WITNESS MY HAND AND OFFICIAL SEAL hereto affixed the day and year first above written.

        [SEAL]                 /s/ Alan E. Kissinger
                               -------------------------------------------------
                               Name Alan E. Kissinger
                               NOTARY PUBLIC in and for the State of Washington, residing at Olympia, WA
                               My commission expires 3-24-00

                            FIRST AMENDMENT OF LEASE

         THIS FIRST AMENDMENT OF LEASE ("the Amendment"), dated as of the 29th day of April, 1999, is made by and between THE QUADRANT CORPORATION, a Washington corporation ("Landlord"), and FINANCIAL PACIFIC CORPORATION, a Washington corporation ("Tenant").

                                    RECITALS

         A. Landlord and Tenant entered into a Lease dated July 20, 1998 for a portion of the East Campus Corporate Park VI Building (the "Building") in Federal Way, Washington (the "Lease").

         B. Landlord and Tenant now wish to clarify certain matters relating to Section 1 of the Lease.

         NOW THEREFORE, Landlord and Tenant agree to amend the Lease as follows:

                                   AGREEMENTS

         1. The portion of Section 1 of the Lease that specifies the Address of the Leased Premises is amended to read as follows:

                  ADDRESS 3455 S. 344TH WAY, SUITE 300 FEDERAL WAY, WASHINGTON 98003

         2. The portion of Section 1 of the Lease that specifies the Prepaid Rent is amended to correct a typographical error and to read as follows:

                  PREPAID RENT               $67,200

         3. The portion of Section 1 of the Lease that specifies Parking is amended to read as follows:

                  PARKING (SEE SECTION 24)   198 PARKING STALLS

         4. The portion of Section 1 of the Lease that specifies the Address for notices for Tenant after the Commencement Date is amended to read as follows:

                  FINANCIAL PACIFIC CORPORATION
                  3455 S. 144TH WAY, SUITE 300
                  FEDERAL WAY, WASHINGTON 98003
                  ATTN:  DALE A. WINTER
                  TEL:___________________________
                  FAX:___________________________

         5. Except as amended hereby, the Lease remains in full force and effect and all terms and conditions thereof are hereby ratified and affirmed.

         6. Capitalized terms in this First Amendment not otherwise defined herein shall have the same meaning as in the Lease.

         EXECUTED as of the date first above written.

LANDLORD:

THE QUADRANT CORPORATION

By: /s/ Susan G. Heikkala
    -----------------------------------
Name:  Susan G. Heikkala
Title: Vice President

TENANT:

FINANCIAL PACIFIC CORPORATION

By: /s/ Dale A. Winter
    -----------------------------------
Name:  Dale A. Winter
Title: Exec. VP & CFO

STATE OF WASHINGTON )
                    )  ss.
COUNTY OF KING      )

On this 12th day of May, 1999, before me, the undersigned, a Notary Public in and for the State of Washington, personally appeared Susan G. Heikkala, to me known to be the Vice President of THE QUADRANT CORPORATION, the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument on behalf of said corporation.

WITNESS MY HAND AND OFFICIAL SEAL hereto affixed the day and year first above written.

                               /s/ Richard A. Libsack
                               -------------------------------------------------
        [SEAL]                 Name  Richard A. Libsack
                               NOTARY PUBLIC in and for the State of
                               Washington,
                               residing at Seattle
                               My appointment expires: 3/29/02

STATE OF WASHINGTON )
                    )  ss.
COUNTY OF KING      )

On this 29th day of April, 1999, before me, the undersigned, a Notary Public in and for the State of Washington, personally appeared Dale A. Winter, to me known to be the CFO of FINANCIAL PACIFIC CORPORATION, the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument on behalf of said corporation.

WITNESS MY HAND AND OFFICIAL SEAL hereto affixed the day and year first above written.

                               /s/ Maryann S. Hummel
                               -------------------------------------------------
        [SEAL]                 Name Maryann S. Hummel
                               NOTARY PUBLIC in and for the State of Washington, residing at Pierce County, Washington
                               My appointment expires: 4/24/02

                            SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE ("Amendment"), dated as April 24, 2001, is entered into by and between BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation ("Landlord"), and FINANCIAL PACIFIC CORPORATION, a Washington corporation ("Tenant").

                                    RECITALS

         A. The Quadrant Corporation, a Washington corporation ("Quadrant") and Tenant entered into that certain Lease dated July 20, 1998, as amended by that certain First Amendment of Lease dated April 29, 1999 (together "Lease") with respect to a portion of the building commonly known as East Campus Corporate Park, Building VI, located in Federal Way, WA. Quadrant assigned its interest in the Lease to Landlord pursuant to that certain Bill of Sale and Assignment dated September 22, 1999. Capitalized terms not defined herein shall have the meanings assigned to them in the Lease.

         B. In connection with Landlord's granting consent to Tenant's sublease of portions of the Premises constituting Space Pockets to Pacific Check, Inc., a Washington corporation, dba Dollarwise and Check Training, Inc., dba Pacific Services ("Subleased Premises"), the parties wish to amend the Lease to eliminate Tenant's right of first refusal and to provide for the buildout of the Subleased Premises and the other unfinished Space Pockets by Tenant.

                                    AGREEMENT

         Landlord and Tenant agree as follows:

         1. Elimination of Right of First Refusal. Section 1A.4 of the Lease is deleted in its entirely, and Tenant waives any rights it may have previously had under such Section 1A.4.

         2. Buildout of Space Pockets. As of the date hereof, approximately 11,048 RSF of the Premises originally designated in the Lease as Space Pockets has not been built out ("Unfinished Space Pockets"). Notwithstanding anything to the contrary in the Lease or Work Letter, any and all construction of the initial Tenant Improvements for the Unfinished Space Pockets ("Space Pocket Buildout") shall be performed by Tenant. Tenant is not required to perform a Space Pocket Buildout for the entire Unfinished Space Pockets at one time and may elect to carry out separate Space Pocket Buildouts for various portions of the Unfinished Space Pocket at different times. The Work Letter shall not apply to any Space Pocket Buildout and all Space Pocket Buildouts shall be treated as an alteration of the Premises that is governed by
Section 13 of the Lease, except that Tenant shall have no obligation to remove any Space Pocket Buildouts upon the expiration or termination of the Lease. As part of its review and approval process under Section 13 of the Lease, Landlord shall have the right to disapprove any proposed Space Pocket Buildout that is of lesser scope or quality than the Tenant Improvements that were constructed by Landlord for the balance of the Premises. Tenant's entry into Unfinished Space Pockets to perform a Space Pocket Buildout shall not be considered use or occupancy of the Unfinished Space Pockets for purposes of determining whether Base Monthly Rent commences early for such Space Pockets.

         3. Payment of Landlord's Allowance for Space Pocket Buildouts. On the terms and conditions set forth in this Section 3 and in satisfaction of Landlord's payment obligation under Section 10.1 of the Work Letter, Landlord shall pay to Tenant the remaining allowance of $28.00/RSF allocable to the Unfinished Space Pockets in which a Space Pocket Buildout is being performed. Such allowance shall be paid in monthly installments on a percentage of completion basis, on the 30th day of the month following the month on which Landlord receives Tenant's invoice, provided that such invoice is delivered to Landlord by no later than the 20th day of such prior month and is accompanied by appropriate substantiation of percentage completion and by partial lien releases from Tenant's general contractor. The partial lien releases shall conditionally release lien claims for work performed during the current monthly pay period covered by the applicable invoice and shall unconditionally releases any lien claims for work performed prior to the current monthly pay period. Tenant shall be responsible for paying any costs and expenses of the Space Pocket Buildouts in excess of $28.00.

         4. Effectiveness. Except as expressly amended herein, the terms and conditions of the Lease are hereby ratified and affirmed, and the Lease shall remain in full force and effect.

         EXECUTED as of the date first above written.

LANDLORD:                              BEDFORD PROPERTY INVESTORS,
                                       INC.

                                       By: /s/ Jim Moore
                                           -------------------------------------
                                       Name: Jim Moore
                                       Title: COO

TENANT:                                FINANCIAL PACIFIC
                                       CORPORATION

                                       By: /s/ Dale A. Winter
                                           -------------------------------------
                                       Name: Dale A. Winter
                                       Title: President

STATE OF CALIFORNIA     )
                        )  ss.
COUNTY OF CONTRA COSTA  )

On this 25th day of June, 2001, before me, the undersigned, a Notary Public in and for the State of California, personally appeared Jim Moore, to me known to be the C.O.O. of BEDFORD PROPERTY INVESTORS, INC., the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute the said instrument on behalf of said corporation.

                               WITNESS MY HAND AND OFFICIAL SEAL
                               hereto affixed the day and year first above
        [SEAL]                 written.

                               /s/ Rebecca L. Ingraca
                               -------------------------------------------------
                               Name  Rebecca L. Ingraca
                               NOTARY PUBLIC in and for the State of California, residing at Danville, CA
                               My appointment expires: 9/14/03

STATE OF WASHINGTON     )
                        )  ss.
COUNTY OF PIERCE        )

On this 29th day of May, 2001, before me, the undersigned, a Notary Public in and for the State of Washington, personally appeared Dale A. Winter, to me known to be the President of FINANCIAL PACIFIC CORPORATION, the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument on behalf of said corporation.

WITNESS MY HAND AND OFFICIAL SEAL hereto affixed the day and year first above written.

                               /s/ Nikki Bridges
                               -------------------------------------------------
        [SEAL]                 Name Nikki Bridges
                               NOTARY PUBLIC in and for the State
                               of Washington,
                               residing at Pierce County
                               My appointment expires: 5/19/02

                            THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE ("Amendment"), dated as of March 31, 2003, is entered into by and between BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation ("Landlord"), and FINANCIAL PACIFIC CORPORATION, a Washington corporation ("Tenant").

                                    RECITALS

         A. The Quadrant Corporation, a Washington corporation ("Quadrant") and Tenant entered into that certain Lease dated July 20, 1998, as amended by that certain First Amendment of Lease dated April 29, 1999 and Second Amendment to Lease dated April 24, 2001 (together the "Lease"), with respect to a portion of the building commonly known as East Campus Corporate Park, Building VI, located in Federal Way, WA (the "Premises"). Quadrant assigned its interest in the Lease to Landlord pursuant to that certain Bill of Sale and Assignment dated September 22, 1999. Capitalized terms not defined herein shall have the meanings assigned to them in the Lease.

         B. Tenant and WorldVision ("Subtenant") entered into that certain Sublease dated April 18, 2002, under the terms of which Tenant subleased to Subtenant a portion of the Premises (the "Sublease Premises"). Landlord has consented to the Sublease.

         C. In creating the Sublease Premises Tenant and Subtenant required an additional 61 square feet of space in Building VI as depicted on Exhibit A-2 attached hereto (the "Additional Space") which Landlord is willing to lease to Tenant for sublease to Subtenant on the terms set forth in this Third Amendment.

         D. The parties wish to amend the Lease to include the Additional Space required for the Sublease and the resulting increases in the size of the Premises and the Common Area Expenses. There will be no changes to the Base Monthly Rent.

                                    AGREEMENT

         Landlord and Tenant agree as follows:

1. Inclusion of Additional Space. Effective as of January 1, 2003 (the "Effective Date"), the Premises shall include the Additional Space, and as of such date Tenant shall have full rights, obligations and duties under the Lease to the Additional Space.

2. Modification of Basic Lease Terms. Effective as of the Effective Date, those portions of Section 1 of the Lease set forth below are deleted and replaced with the following:

         LEASED PREMISES (See Section 2)

         Rentable Sq. Ft. 50,061 RSF

         OPERATING EXPENSES (See Section 8)

         Tenant's Share 43.52%

3. Sublease Amendment. Tenant hereby agrees to amend the Sublease consistent with the provisions of this Third Amendment and Landlord hereby consents to such amendment of the Sublease.

4. Effectiveness. Except as expressly amended herein, the terms and conditions of the Lease are hereby ratified and affirmed, and the Lease shall remain in full force and effect.

         EXECUTED as of the date first above written.

LANDLORD:                      BEDFORD PROPERTY INVESTORS, INC.

                               By: /s/ Jim Moore
                                   ---------------------------------------------
                               Name: Jim Moore
                               Title: COO

TENANT:                        FINANCIAL PACIFIC CORPORATION

                               By: /s/ Peter Davis
                                   ---------------------------------------------
                               Name: Peter Davis
                               Title: CFO

STATE OF California      )
                         )  ss.
COUNTY OF Contra Costa   )

On this 31st day of March, 2003, before me, the undersigned, a Notary Public in and for the State of Washington, personally appeared Jim Moore, to me known to be the President of BEDFORD PROPERTY INVESTORS, INC., the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute the said instrument on behalf of said corporation.

        [SEAL] WITNESS MY HAND AND OFFICIAL SEAL hereto affixed the day and year first above written.

                               /s/ Rebecca L. Ingraca
                               -------------------------------------------------
                               Name: Rebecca L. Ingraca
                               NOTARY PUBLIC in and for the State of
                               California
                               residing at Benicita
                               My commission expires: 9-14-03

STATE OF WASHINGTON   )
                      )  ss.
COUNTY OF King        )

On this 19th day of March, 2003, before me, the undersigned, a Notary Public in and for the State of Washington, personally appeared Peter Davis, to me known to be the CFO of FINANCIAL PACIFIC CORPORATION, the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute the said instrument on behalf of said corporation.

WITNESS MY HAND AND OFFICIAL SEAL hereto affixed the day and year first above written.

        [SEAL]                 /s/ Maryann S. Hummel
                               -------------------------------------------------
                               Name: Maryann S. Hummel
                               NOTARY PUBLIC in and for the State of
                               Washington,
                               residing at Pierce County
                               My commission expires: 5/24/06